NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Fourth Quarter 2022 Earnings of $0.70 Per Common Share and $2.34 Per Common Share for the Full Year 2022.
GREEN BAY, Wis. -- January 26, 2023 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $106 million, or $0.70 per common share, for the quarter ended December 31, 2022. These amounts compare to earnings of $74 million, or $0.49 per common share for the quarter ended December 31, 2021 and earnings of $93 million, or $0.62 per common share for the quarter ended September 30, 2022. For the year ended December 31, 2022, the Company reported earnings of $355 million, or $2.34 per common share. These amounts compare to earnings of $334 million, or $2.18 per common share, for the year ended December 31, 2021.

“This quarter served as a fitting exclamation point for the most profitable year in our company’s 162-year history,” said President and CEO Andy Harmening. “By listening to our customers and empowering our colleagues, we’ve enhanced engagement, deepened relationships, and delivered more meaningful solutions to the communities we serve. This momentum has enabled us to add nearly $4.6 billion in high-quality loan balances over the course of the year, expand margins, drive operating leverage into the double-digits, and enhance our profitability profile. Importantly, we’ve achieved all of this without abandoning our foundational discipline on expenses and credit quality."

“While we’re proud of what we’ve accomplished so far, we feel like we’re just getting started,” Harmening continued. “As we shift to 2023, we’re closely monitoring the economic environment, but continue to feel well-positioned thanks to the diversifying benefits of our strategic plan and our decade-long effort to de-risk our balance sheet. We’ve laid the groundwork to create a stronger Associated Bank for years to come.”

2022 SUMMARY (all comparisons to 2021)
•End of period total commercial loans were up $2.4 billion to $18.0 billion
•End of period total consumer loans were up $2.2 billion to $10.8 billion
•End of period total deposits were up $1.2 billion to $29.6 billion
•Net interest income was up $231 million to $957 million
•Noninterest income was down $50 million to $282 million
•Noninterest expense was up $37 million to $747 million
•Provision for credit losses was $33 million, compared to a negative provision of $88 million in 2021
•Net income available to common equity was up $21 million to $355 million
•Earnings per common share increased $0.16 to $2.34

Loans
Fourth quarter 2022 period-end total loans of $28.8 billion were up 4%, or $982 million, from the prior quarter and were up 19%, or $4.6 billion from the same period last year. With respect to fourth quarter 2022 period-end balances by loan category:
•Commercial and business lending increased $179 million from the prior quarter and increased $1.3 billion from the same period last year to $10.8 billion.
•Commercial real estate lending increased $336 million from the prior quarter and increased $1.0 billion from the same period last year to $7.2 billion.
•Consumer lending increased $467 million from the prior quarter and increased $2.2 billion from the same period last year to $10.8 billion.

Fourth quarter 2022 average total loans of $28.2 billion were up 4%, or $1.1 billion, from the prior quarter and were up 18%, or $4.4 billion, from the same period last year. With respect to fourth quarter 2022 average balances by loan category:
•Commercial and business lending increased $338 million from the prior quarter and increased $1.6 billion compared to the same period last year to $10.5 billion.
•Commercial real estate lending increased $294 million from the prior quarter and increased $928 million from the same period last year to $7.1 billion.
•Consumer lending increased $508 million from the prior quarter and increased $1.9 billion from the same period last year to $10.6 billion.

Full year 2022 average loans of $26.2 billion were up 9%, or $2.1 billion, from 2021. With respect to full year 2022 average balances by loan category:
•Commercial and business lending increased $748 million to $9.9 billion.
•Commercial real estate lending increased $439 million to $6.6 billion.
•Consumer lending increased $955 million to $9.8 billion.

In 2023, we expect total loan growth of 7% to 9% on an end of period basis as compared to the year ended December 31, 2022.

Deposits
Fourth quarter 2022 period-end deposits of $29.6 billion were up 1%, or $438 million, from the prior quarter and were up 4%, or $1.2 billion from the same period last year. With respect to fourth quarter 2022 period-end balances by deposit category:
•Noninterest-bearing demand deposits decreased $464 million from the prior quarter and decreased $743 million from the same period last year to $7.8 billion.

•Savings decreased $104 million from the prior quarter and increased $195 million from the same period last year to $4.6 billion.
•Interest-bearing demand deposits decreased $21 million from the prior quarter and increased $81 million from the same period last year to $7.1 billion.
•Money market deposits increased $330 million from the prior quarter and increased $1.1 billion from the same period last year to $8.2 billion.
•Total time deposits increased $696 million from the prior quarter and increased $583 million from the same period last year to $1.9 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) increased $115 million from the prior quarter and increased $212 million from the same period last year to $979 million.

Fourth quarter 2022 average deposits of $29.3 billion were up 2%, or $453 million, from the prior quarter and were up 3%, or $925 million from the same period last year. With respect to fourth quarter 2022 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $31 million from the prior quarter and decreased $328 million from the same period last year to $8.1 billion.
•Savings decreased $75 million from the prior quarter and increased $293 million from the same period last year to $4.7 billion.
•Interest-bearing demand deposits increased $244 million from the prior quarter and increased $325 million from the same period last year to $6.8 billion.
•Money market deposits increased $55 million from the prior quarter and increased $490 million from the same period last year to $7.4 billion.
•Total time deposits increased $232 million from the prior quarter and increased $82 million from the same period last year to $1.5 billion.
•Network transaction deposits increased $28 million from the prior quarter and increased $63 million from the same period last year to $901 million.

Full year 2022 average deposits of $28.8 billion were up 4%, or $1.1 billion from 2021. With respect to full year 2022 average balances by deposit category:
•Noninterest-bearing demand deposits increased $88 million to $8.2 billion.
•Savings increased $514 million to $4.7 billion.
•Interest-bearing demand deposits increased $525 million to $6.6 billion.
•Money market deposits increased $224 million to $7.2 billion.
•Network transaction deposits decreased $108 million to $822 million.
•Time deposits decreased $179 million to $1.3 billion.

Net Interest Income and Net Interest Margin
Full year 2022 net interest income of $957 million was up 32%, or $231 million, from 2021. Net interest margin of
2.91% was up 52 basis points from the prior year. The increases in net interest income and margin were driven by the execution of our strategic initiatives and rising interest rates during 2022.
•The average yield on total earning assets increased 85 basis points from the prior year to 3.47%.
•The average cost of interest-bearing liabilities increased 45 basis points from the prior year to 0.78%.
•The net free funds benefit increased 12 basis points from the prior year to 0.22%.

Fourth quarter 2022 net interest income of $289 million was up 9%, or $25 million, from the prior quarter. Net interest margin of 3.31% was up 18 basis points from the prior quarter. Compared to the same period last year, net interest income increased 55%, or $102 million, and the net interest margin increased 91 basis points.
•The average yield on total earning assets for the fourth quarter of 2022 increased 74 basis points from the prior quarter and increased 187 basis points from the same period last year to 4.46%.
•The average cost of total interest-bearing liabilities for the fourth quarter of 2022 increased 77 basis points from the prior quarter and increased 131 basis points from the same period last year to 1.58%.
•The net free funds benefit for the fourth quarter of 2022 increased 21 basis points from the prior quarter and increased 35 basis points from the same period last year to 0.43%.

We expect total net interest income growth of 15% to 17% in 2023.

Noninterest Income
Full year 2022 noninterest income of $282 million decreased $50 million from the prior year. The decrease was largely influenced by market-driven decreases in mortgage banking income and wealth management fees, customer-friendly changes to our overdraft program, and asset gains recognized during 2021. With respect to 2022 noninterest income line items:
•Mortgage Banking, net decreased $32 million from the prior year, driven by slowing refinance activity and higher retention of mortgages on our balance sheet.
•Asset gains (losses), net decreased $10 million from the prior year, driven primarily by gains on private equity investments in 2021.
•Wealth management fees decreased $6 million from the prior year, driven by lower market valuations.
•Service charges and deposit account fees decreased $2 million from the prior year. Guided by customer feedback, we announced several customer-friendly changes to our overdraft program in the third quarter of 2022.
Fourth quarter 2022 total noninterest income of $62 million decreased $9 million from the prior quarter and decreased $20 million from the same period last year. With respect to fourth quarter 2022 noninterest income line items:
•Investment securities gains (losses) decreased $8 million from the prior quarter and decreased $2 million from the same period last year.

•Capital markets fees decreased $2 million from the prior quarter and decreased $4 million from the same period last year.
•Mortgage Banking, net was $2 million for the fourth quarter, flat to the prior quarter and down $6 million from the same period last year, driven by slowing refinance activity and higher retention of mortgages on our balance sheet.

We expect total noninterest income to compress by 6% to 8% in 2023.

Noninterest Expense
Full year 2022 noninterest expense of $747 million increased 5%, or $37 million, from the prior year as we continued to invest in people and technology. With respect to full year 2022 noninterest expense line items:
•Personnel expense increased $27 million from the prior year, largely driven by higher incentive compensation and additional hiring tied to our strategic initiatives.
•Technology expense increased $9 million from the prior year, driven by digital investments tied to our strategic initiatives.
•Business development and advertising increased $4 million from the prior year as business activity picked up throughout the year.

Fourth quarter 2022 total noninterest expense of $197 million increased $1 million from the prior quarter and increased $14 million from the same period last year. With respect to fourth quarter 2022 noninterest expense line items:
•Personnel expense was flat to the prior quarter and increased $11 million from the same period last year.
•Technology expense increased $3 million from the prior quarter and increased $5 million from the same period last year.
•Occupancy expense increased $2 million from the prior quarter and decreased $1 million from the same period last year.
We expect noninterest expense to grow by 4% to 6% in 2023.

Taxes
The fourth quarter 2022 tax expense was $25 million compared to $26 million of tax expense in the prior quarter and $15 million of tax expense in the same period last year. The effective tax rate for fourth quarter 2022 was 18.9% compared to an effective tax rate of 21.4% in the prior quarter and an effective tax rate of 16.5% in the same period last year. The lower effective tax rate in fourth quarter 2021 was due in part to an increase in tax-exempt interest and benefits from bank and corporate owned life insurance.

In 2023, we expect the annual effective tax rate to be between 20% and 21%, assuming no change in the corporate tax rate.

Credit
Full year 2022 provision for credit losses was $33 million, compared to a negative provision of $88 million in the prior year. The increase in provision in 2022 was primarily driven by loan growth related to our strategic initiatives.

The fourth quarter 2022 provision for credit losses was $20 million, compared to a provision of $17 million in the prior quarter and a negative provision of $6 million in the same period last year. With respect to fourth quarter 2022 credit quality:
•Nonaccrual loans of $111 million were down $5 million, or 4%, from the prior quarter and down $19 million, or 15%, from the same period last year. The nonaccrual loans to total loans ratio was 0.39% in the fourth quarter, down from 0.42% in the prior quarter and down from 0.54% in the same period last year.
•Net charge offs of $1 million were down $1 million, or 37%, from the prior quarter and down $5 million, or 82%, from the same period last year.
•The allowance for credit losses on loans (ACLL) of $351 million was up $19 million from the prior quarter and up $32 million from the same period last year. The ACLL to total loans ratio was 1.22% in the fourth quarter, up from 1.20% in the prior quarter and down from 1.32% in the same period last year.

In 2023, we expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.35% at December 31, 2022. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2022 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 26, 2023. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2022 earnings call. The fourth quarter 2022 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $39 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	December 31, 2022	September 30, 2022	Seql Qtr $ Change	June 30, 2022	March 31, 2022	December 31, 2021	Comp Qtr $ Change
Assets
Cash and due from banks	$436,952	$386,231	$50,721	$397,364	$334,138	$343,831	$93,121
Interest-bearing deposits in other financial institutions	156,693	112,173	44,520	436,887	166,929	681,684	(524,991)
Federal funds sold and securities purchased under agreements to resell	27,810	4,015	23,795	32,820	—	—	27,810
Investment securities available for sale, at fair value	2,742,025	2,487,312	254,713	2,677,511	2,780,803	4,332,015	(1,589,990)
Investment securities held to maturity, net, at amortized cost	3,960,398	3,951,491	8,907	3,945,206	3,939,855	2,238,947	1,721,451
Equity securities	25,216	24,879	337	19,039	18,560	18,352	6,864
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	295,496	279,334	16,162	237,616	168,281	168,281	127,215
Residential loans held for sale	20,383	51,134	(30,751)	42,676	91,582	136,638	(116,255)
Commercial loans held for sale	—	—	—	44,721	—	—	—
Loans	28,799,569	27,817,280	982,289	26,494,698	24,531,926	24,224,949	4,574,620
Allowance for loan losses	(312,720)	(292,904)	(19,816)	(280,771)	(279,058)	(280,015)	(32,705)
Loans, net	28,486,849	27,524,376	962,473	26,213,927	24,252,867	23,944,934	4,541,915
Tax credit and other investments	276,773	275,247	1,526	275,165	284,561	293,733	(16,960)
Premises and equipment, net	376,906	379,462	(2,556)	387,633	387,550	385,173	(8,267)
Bank and corporate owned life insurance	676,530	677,129	(599)	675,347	679,538	680,021	(3,491)
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	49,282	51,485	(2,203)	53,687	55,890	58,093	(8,811)
Mortgage servicing rights, net(a)	77,351	78,352	(1,001)	76,570	67,015	54,862	22,489
Interest receivable	144,449	115,782	28,667	95,426	83,120	80,528	63,921
Other assets	547,621	546,214	1,407	519,403	540,218	582,168	(34,547)
Total assets	$39,405,727	$38,049,607	$1,356,120	$37,235,990	$34,955,900	$35,104,253	$4,301,474
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$7,760,811	$8,224,579	$(463,768)	$8,085,702	$8,315,699	$8,504,077	$(743,266)
Interest-bearing deposits	21,875,343	20,974,003	901,340	20,490,874	20,089,710	19,962,353	1,912,990
Total deposits	29,636,154	29,198,581	437,573	28,576,577	28,405,409	28,466,430	1,169,724
Federal funds purchased and securities sold under agreements to repurchase	585,139	276,674	308,465	682,839	368,768	319,532	265,607
Commercial paper	20,798	7,687	13,111	22,781	30,593	34,730	(13,932)
FHLB advances	4,319,861	3,777,478	542,383	3,258,039	1,537,948	1,621,047	2,698,814
Other long-term funding	248,071	249,484	(1,413)	249,820	249,797	249,324	(1,253)
Allowance for unfunded commitments	38,776	39,776	(1,000)	36,776	38,776	39,776	(1,000)
Accrued expenses and other liabilities	541,438	545,976	(4,538)	449,776	376,322	348,560	192,878
Total liabilities	35,390,237	34,095,656	1,294,581	33,276,608	31,007,613	31,079,399	4,310,838
Stockholders’ equity
Preferred equity	194,112	194,112	—	193,195	193,195	193,195	917
Common equity	3,821,378	3,759,840	61,538	3,766,187	3,755,092	3,831,658	(10,280)
Total stockholders’ equity	4,015,490	3,953,952	61,538	3,959,382	3,948,287	4,024,853	(9,363)
Total liabilities and stockholders’ equity	$39,405,727	$38,049,607	$1,356,120	$37,235,990	$34,955,900	$35,104,253	$4,301,474
Numbers may not sum due to rounding.
(a) On January 1, 2022, the Corporation made the irrevocable election to account for mortgage servicing rights, net at fair value. For all prior periods, mortgage servicing rights, net were carried at lower of cost or market.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	4Q22	4Q21	$ Change	% Change	Dec 2022	Dec 2021	$ Change	% Change
Interest income
Interest and fees on loans	$349,403	$170,809	$178,594	105%	$992,642	$693,729	$298,913	43%
Interest and dividends on investment securities
Taxable	21,435	13,317	8,118	61%	75,444	37,916	37,528	99%
Tax-exempt	16,666	15,569	1,097	7%	65,691	58,710	6,981	12%
Other interest	3,779	2,031	1,748	86%	11,475	7,833	3,642	46%
Total interest income	391,283	201,726	189,557	94%	1,145,252	798,189	347,063	43%
Interest expense
Interest on deposits	60,719	3,677	57,042	N/M	98,309	18,622	79,687	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	2,280	40	2,240	N/M	3,480	143	3,337	N/M
Interest on other short-term funding	—	2	(2)	(100)%	2	22	(20)	(91)%
Interest on FHLB Advances	36,824	8,514	28,310	N/M	75,487	36,493	38,994	107%
Interest on long-term funding	2,470	2,730	(260)	(10)%	10,653	17,053	(6,400)	(38)%
Total interest expense	102,294	14,963	87,331	N/M	187,931	72,334	115,597	160%
Net interest income	288,989	186,763	102,226	55%	957,321	725,855	231,466	32%
Provision for credit losses	19,992	(5,993)	25,985	N/M	32,998	(88,011)	121,009	N/M
Net interest income after provision for credit losses	268,997	192,756	76,241	40%	924,323	813,866	110,457	14%
Noninterest income
Wealth management fees	20,403	22,625	(2,222)	(10)%	84,122	89,854	(5,732)	(6)%
Service charges and deposit account fees	13,918	17,039	(3,121)	(18)%	62,310	64,406	(2,096)	(3)%
Card-based fees	11,167	11,176	(9)	—%	44,014	43,014	1,000	2%
Other fee-based revenue	3,290	4,316	(1,026)	(24)%	15,903	17,086	(1,183)	(7)%
Capital markets, net	5,586	9,674	(4,088)	(42)%	29,917	30,602	(685)	(2)%
Mortgage banking, net	2,238	8,041	(5,803)	(72)%	18,873	50,751	(31,878)	(63)%
Bank and corporate owned life insurance	3,427	4,704	(1,277)	(27)%	11,431	13,254	(1,823)	(14)%
Asset gains (losses), net	(545)	985	(1,530)	N/M	1,338	11,009	(9,671)	(88)%
Investment securities gains (losses), net	(1,930)	—	(1,930)	N/M	3,746	(16)	3,762	N/M
Gains on sale of branches, net(a)	—	—	—	N/M	—	1,038	(1,038)	(100)%
Other	4,102	2,941	1,161	39%	10,715	11,366	(651)	(6)%
Total noninterest income	61,657	81,502	(19,845)	(24)%	282,370	332,364	(49,994)	(15)%
Noninterest expense
Personnel	118,381	107,787	10,594	10%	454,101	426,687	27,414	6%
Technology	25,299	20,787	4,512	22%	90,700	81,689	9,011	11%
Occupancy	15,846	16,863	(1,017)	(6)%	59,794	63,513	(3,719)	(6)%
Business development and advertising	8,136	5,627	2,509	45%	25,525	21,149	4,376	21%
Equipment	4,791	4,905	(114)	(2)%	19,632	21,104	(1,472)	(7)%
Legal and professional	4,132	4,428	(296)	(7)%	18,250	21,923	(3,673)	(17)%
Loan and foreclosure costs	804	1,636	(832)	(51)%	5,925	8,143	(2,218)	(27)%
FDIC assessment	6,350	4,800	1,550	32%	22,650	18,150	4,500	25%
Other intangible amortization	2,203	2,203	—	—%	8,811	8,844	(33)	—%
Other	10,618	13,173	(2,555)	(19)%	41,675	38,721	2,954	8%
Total noninterest expense	196,560	182,210	14,350	8%	747,063	709,924	37,139	5%
Income before income taxes	134,094	92,048	42,046	46%	459,630	436,307	23,323	5%
Income tax expense	25,332	15,171	10,161	67%	93,508	85,313	8,195	10%
Net income	108,762	76,877	31,885	41%	366,122	350,994	15,128	4%
Preferred stock dividends	2,875	2,875	—	—%	11,500	17,111	(5,611)	(33)%
Net income available to common equity	$105,887	$74,002	$31,885	43%	$354,622	$333,883	$20,739	6%
Earnings per common share
Basic	$0.70	$0.49	$0.21	43%	$2.36	$2.20	$0.16	7%
Diluted	$0.70	$0.49	$0.21	43%	$2.34	$2.18	$0.16	7%
Average common shares outstanding
Basic	149,454	148,697	757	1%	149,162	150,773	(1,611)	(1)%
Diluted	150,886	150,057	829	1%	150,496	151,987	(1,491)	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	4Q22	3Q22	$ Change	% Change	2Q22	1Q22	4Q21	$ Change	% Change
Interest income
Interest and fees on loans	$349,403	$275,666	$73,737	27%	$199,876	$167,697	$170,809	$178,594	105%
Interest and dividends on investment securities
Taxable	21,435	19,221	2,214	12%	18,317	16,472	13,317	8,118	61%
Tax-exempt	16,666	16,538	128	1%	16,379	16,108	15,569	1,097	7%
Other interest	3,779	3,284	495	15%	2,420	1,993	2,031	1,748	86%
Total interest income	391,283	314,708	76,575	24%	236,991	202,270	201,726	189,557	94%
Interest expense
Interest on deposits	60,719	26,000	34,719	134%	8,019	3,571	3,677	57,042	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	2,280	756	1,524	N/M	406	38	40	2,240	N/M
Interest on other short-term funding	—	1	(1)	(100)%	1	1	2	(2)	(100)%
Interest on FHLB Advances	36,824	20,792	16,032	77%	9,689	8,182	8,514	28,310	N/M
Interest on long-term funding	2,470	2,722	(252)	(9)%	2,730	2,730	2,730	(260)	(10)%
Total interest expense	102,294	50,270	52,024	103%	20,845	14,522	14,963	87,331	N/M
Net interest income	288,989	264,439	24,550	9%	216,146	187,747	186,763	102,226	55%
Provision for credit losses	19,992	16,998	2,994	18%	(2)	(3,990)	(5,993)	25,985	N/M
Net interest income after provision for credit losses	268,997	247,440	21,557	9%	216,148	191,737	192,756	76,241	40%
Noninterest income
Wealth management fees	20,403	19,984	419	2%	21,332	22,404	22,625	(2,222)	(10)%
Service charges and deposit account fees	13,918	15,029	(1,111)	(7)%	16,506	16,856	17,039	(3,121)	(18)%
Card-based fees	11,167	11,479	(312)	(3)%	11,442	9,926	11,176	(9)	—%
Other fee-based revenue	3,290	4,487	(1,197)	(27)%	4,360	3,766	4,316	(1,026)	(24)%
Capital markets, net	5,586	7,675	(2,089)	(27)%	8,010	8,646	9,674	(4,088)	(42)%
Mortgage banking, net	2,238	2,098	140	7%	6,145	8,391	8,041	(5,803)	(72)%
Bank and corporate owned life insurance	3,427	1,827	1,600	88%	4,106	2,071	4,704	(1,277)	(27)%
Asset gains (losses), net	(545)	18	(563)	N/M	1,677	188	985	(1,530)	N/M
Investment securities gains (losses), net	(1,930)	5,664	(7,594)	N/M	(8)	21	—	(1,930)	N/M
Other	4,102	2,527	1,575	62%	1,888	2,198	2,941	1,161	39%
Total noninterest income	61,657	70,788	(9,131)	(13)%	75,458	74,467	81,502	(19,845)	(24)%
Noninterest expense
Personnel	118,381	118,243	138	—%	112,666	104,811	107,787	10,594	10%
Technology	25,299	22,694	2,605	11%	21,223	21,485	20,787	4,512	22%
Occupancy	15,846	13,717	2,129	16%	14,151	16,080	16,863	(1,017)	(6)%
Business development and advertising	8,136	6,778	1,358	20%	5,655	4,954	5,627	2,509	45%
Equipment	4,791	4,921	(130)	(3)%	4,960	4,960	4,905	(114)	(2)%
Legal and professional	4,132	4,159	(27)	(1)%	4,873	5,087	4,428	(296)	(7)%
Loan and foreclosure costs	804	1,631	(827)	(51)%	1,476	2,014	1,636	(832)	(51)%
FDIC assessment	6,350	5,800	550	9%	5,400	5,100	4,800	1,550	32%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	10,618	15,645	(5,027)	(32)%	8,815	6,597	13,173	(2,555)	(19)%
Total noninterest expense	196,560	195,791	769	—%	181,420	173,292	182,210	14,350	8%
Income before income taxes	134,094	122,438	11,656	10%	110,187	92,912	92,048	42,046	46%
Income tax expense	25,332	26,163	(831)	(3)%	23,363	18,650	15,171	10,161	67%
Net income	108,762	96,275	12,487	13%	86,824	74,262	76,877	31,885	41%
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875	—	—%
Net income available to common equity	$105,887	$93,400	$12,487	13%	$83,949	$71,387	$74,002	$31,885	43%
Earnings per common share
Basic	$0.70	$0.62	$0.08	13%	$0.56	$0.48	$0.49	$0.21	43%
Diluted	$0.70	$0.62	$0.08	13%	$0.56	$0.47	$0.49	$0.21	43%
Average common shares outstanding
Basic	149,454	149,321	133	—%	149,083	148,781	148,697	757	1%
Diluted	150,886	150,262	624	—%	150,203	150,492	150,057	829	1%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Dec 2022	YTD Dec 2021	4Q22	3Q22	2Q22	1Q22	4Q21
Per common share data
Dividends	$0.81	$0.76	$0.21	$0.20	$0.20	$0.20	$0.20
Market value:
High	25.71	23.92	25.13	21.87	22.48	25.71	23.92
Low	17.63	17.20	20.54	17.63	18.01	22.41	21.49
Close			23.09	20.08	18.26	22.76	22.59
Book value / share			25.40	25.01	25.09	25.03	25.66
Tangible book value / share			17.73	17.32	17.37	17.29	17.87
Performance ratios (annualized)
Return on average assets	1.00%	1.02%	1.12%	1.02%	0.97%	0.86%	0.87%
Noninterest expense / average assets	2.04%	2.06%	2.03%	2.08%	2.04%	2.00%	2.06%
Effective tax rate	20.34%	19.55%	18.89%	21.37%	21.20%	20.07%	16.48%
Dividend payout ratio(a)	34.32%	34.55%	30.00%	32.26%	35.71%	41.67%	40.82%
Net interest margin	2.91%	2.39%	3.31%	3.13%	2.71%	2.42%	2.40%
Selected trend information
Average full time equivalent employees(b)	4,118	4,003	4,169	4,182	4,101	4,018	3,992
Branch count			202	215	215	215	215
Assets under management, at market value(c)			$11,843	$11,142	$11,561	$12,937	$13,679
Mortgage loans originated for sale during period	$600	$1,750	$64	$132	$152	$252	$404
Mortgage loan settlements during period	$715	$1,775	$95	$120	$204	$296	$427
Mortgage portfolio serviced for others			$6,712	$6,800	$6,910	$6,972	$6,995
Mortgage servicing rights, net / mortgage portfolio serviced for others(d)			1.15%	1.15%	1.11%	0.96%	0.78%
Shares repurchased during period(e)	—	6,295	—	—	—	—	1,096
Shares outstanding, end of period			150,444	150,328	150,126	150,038	149,343
Selected quarterly ratios
Loans / deposits			97.18%	95.27%	92.71%	86.36%	85.10%
Stockholders’ equity / assets			10.19%	10.39%	10.63%	11.30%	11.47%
Risk-based capital(f)(g)
Total risk-weighted assets			$32,472	$31,406	$29,864	$27,781	$27,243
Common equity Tier 1			$3,036	$2,956	$2,897	$2,838	$2,808
Common equity Tier 1 capital ratio			9.35%	9.41%	9.70%	10.22%	10.31%
Tier 1 capital ratio			9.95%	10.03%	10.35%	10.91%	11.02%
Total capital ratio			11.33%	11.41%	11.74%	12.41%	13.10%
Tier 1 leverage ratio			8.59%	8.66%	8.87%	8.86%	8.83%
Mortgage banking, net
Mortgage servicing fees, net(h)	$8	$—	$2	$2	$2	$2	$1
Gains (losses) and fair value adjustments on loans held for sale	1	35	—	1	—	1	3
Changes in mortgage servicing rights valuation, net of economic hedge(d)	10	16	—	(1)	5	6	4
Mortgage banking, net	$19	$51	$2	$2	$6	$8	$8
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)On January 1, 2022, the Corporation made the irrevocable election to account for mortgage servicing rights at fair value. For all prior periods, mortgage servicing rights were carried at lower of cost or market.
(e)Does not include repurchases related to tax withholding on equity compensation.
(f)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(g)December 31, 2022 data is estimated.
(h)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization/decay.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$292,904	$280,771	4%	$279,058	$280,015	$290,997	1%
Provision for loan losses	21,000	14,000	50%	2,000	(3,000)	(4,500)	N/M
Charge offs	(2,982)	(3,346)	(11)%	(1,791)	(2,028)	(8,869)	(66)%
Recoveries	1,798	1,478	22%	1,504	4,072	2,387	(25)%
Net (charge offs) recoveries	(1,183)	(1,867)	(37)%	(287)	2,044	(6,482)	(82)%
Balance at end of period	$312,720	$292,904	7%	$280,771	$279,058	$280,015	12%
Allowance for unfunded commitments
Balance at beginning of period	$39,776	$36,776	8%	$38,776	$39,776	$41,276	(4)%
Provision for unfunded commitments	(1,000)	3,000	N/M	(2,000)	(1,000)	(1,500)	(33)%
Balance at end of period	$38,776	$39,776	(3)%	$36,776	$38,776	$39,776	(3)%
Allowance for credit losses on loans (ACLL)	$351,496	$332,680	6%	$317,547	$317,835	$319,791	10%
Provision for credit losses on loans	$20,000	$17,000	18%	$—	$(4,000)	$(6,000)	N/M
($ in thousands)	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Net (charge offs) recoveries
Asset-based lending & equipment finance(a)	$—	$—	N/M	$—	$—	$27	(100)%
Commercial and industrial	278	(897)	N/M	(444)	1,854	(6,669)	N/M
Commercial real estate—owner occupied	3	3	—%	4	3	4	(25)%
Commercial and business lending	281	(894)	N/M	(440)	1,857	(6,638)	N/M
Commercial real estate—investor	—	—	N/M	—	—	109	(100)%
Real estate construction	16	9	78%	2	32	52	(69)%
Commercial real estate lending	16	9	78%	2	32	162	(90)%
Total commercial	297	(885)	N/M	(439)	1,889	(6,476)	N/M
Residential mortgage	(125)	(42)	198%	220	288	(6)	N/M
Auto finance	(768)	(165)	N/M	(14)	4	(11)	N/M
Home equity	123	(101)	N/M	461	315	546	(77)%
Other consumer	(711)	(675)	5%	(516)	(451)	(534)	33%
Total consumer	(1,480)	(983)	51%	151	155	(6)	N/M
Total net (charge offs) recoveries	$(1,183)	$(1,867)	(37)%	$(287)	$2,044	$(6,482)	(82)%
(In basis points)	Dec 31, 2022	Sep 30, 2022		Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Net (charge offs) recoveries to average loans (annualized)
Asset-based lending & equipment finance(a)	—	—		—	—	9
Commercial and industrial	1	(4)		(2)	10	(33)
Commercial real estate—owner occupied	—	—		—	—	—
Commercial and business lending	1	(3)		(2)	8	(29)
Commercial real estate—investor	—	—		—	—	1
Real estate construction	—	—		—	1	1
Commercial real estate lending	—	—		—	—	1
Total commercial	1	(2)		(1)	5	(17)
Residential mortgage	(1)	—		1	2	—
Auto finance	(24)	(7)		(1)	1	(9)
Home equity	8	(7)		32	22	36
Other consumer	(95)	(89)		(70)	(62)	(71)
Total consumer	(6)	(4)		1	1	—
Total net (charge offs) recoveries	(2)	(3)		—	3	(11)
($ in thousands)	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$111,467	$116,406	(4)%	$108,345	$143,221	$130,443	(15)%
Other real estate owned (OREO)	14,784	16,373	(10)%	17,879	18,194	29,619	(50)%
Repossessed Assets	$215	$299	(28)%	$102	$—	$—	N/M
Total nonperforming assets	$126,466	$133,078	(5)%	$126,327	$161,414	$160,062	(21)%
Loans 90 or more days past due and still accruing	$1,728	$1,417	22%	$1,555	$1,595	$1,263	37%
Allowance for credit losses on loans to total loans	1.22%	1.20%		1.20%	1.30%	1.32%
Allowance for credit losses on loans to nonaccrual loans	315.34%	285.79%		293.09%	221.92%	245.16%
Nonaccrual loans to total loans	0.39%	0.42%		0.41%	0.58%	0.54%
Nonperforming assets to total loans plus OREO and repossessed assets	0.44%	0.48%		0.48%	0.66%	0.66%
Nonperforming assets to total assets	0.32%	0.35%		0.34%	0.46%	0.46%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	—%	—%		(0.01)%	(0.03)%	0.10%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$14,329	$15,576	(8)%	$843	$266	$6,279	128%
Commercial and business lending	14,329	15,576	(8)%	843	266	6,279	128%
Commercial real estate—investor	29,380	37,479	(22)%	46,823	80,886	60,677	(52)%
Real estate construction	105	141	(26)%	604	609	177	(41)%
Commercial real estate lending	29,485	37,620	(22)%	47,427	81,495	60,855	(52)%
Total commercial	43,814	53,196	(18)%	48,270	81,761	67,134	(35)%
Residential mortgage	58,480	55,485	5%	52,840	53,827	55,362	6%
Auto finance	1,490	302	N/M	53	49	52	N/M
Home equity	7,487	7,325	2%	7,100	7,490	7,726	(3)%
Other consumer	197	98	101%	83	95	170	16%
Total consumer	67,654	63,210	7%	60,075	61,460	63,309	7%
Total nonaccrual loans	$111,467	$116,406	(4)%	$108,345	$143,221	$130,443	(15)%
	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$12,453	$14,829	(16)%	$13,882	$7,426	$8,687	43%
Commercial real estate—owner occupied	316	369	(14)%	421	473	967	(67)%
Commercial and business lending	12,769	15,198	(16)%	14,303	7,899	9,655	32%
Commercial real estate—investor	128	733	(83)%	943	2,045	12,866	(99)%
Real estate construction	195	165	18%	179	183	242	(19)%
Commercial real estate lending	324	898	(64)%	1,122	2,228	13,108	(98)%
Total commercial	13,093	16,097	(19)%	15,425	10,127	22,763	(42)%
Residential mortgage	16,829	16,169	4%	15,829	16,644	16,316	3%
Home equity	2,148	2,103	2%	2,246	2,486	2,648	(19)%
Other consumer	798	764	4%	753	747	803	(1)%
Total consumer	19,775	19,036	4%	18,828	19,876	19,768	—%
Total restructured loans (accruing)	$32,868	$35,132	(6)%	$34,253	$30,003	$42,530	(23)%
Nonaccrual restructured loans (included in nonaccrual loans)	$20,127	$21,650	(7)%	$22,172	$19,352	$17,426	15%
	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$6,283	$1,861	N/M	$1,642	$1,086	$715	N/M
Commercial real estate—owner occupied	230	—	N/M	—	198	163	41%
Commercial and business lending	6,512	1,861	N/M	1,642	1,284	878	N/M
Commercial real estate—investor	1,067	—	N/M	5,484	—	616	73%
Real estate construction	39	43	(9)%	—	—	1,620	(98)%
Commercial real estate lending	1,105	43	N/M	5,484	—	2,236	(51)%
Total commercial	7,618	1,904	N/M	7,126	1,284	3,114	145%
Residential mortgage	9,874	6,517	52%	5,315	4,957	6,169	60%
Auto finance	9,408	6,206	52%	2,906	949	11	N/M
Home equity	5,607	4,234	32%	2,961	4,207	3,711	51%
Other consumer	1,610	1,592	1%	1,365	1,232	2,307	(30)%
Total consumer	26,499	18,549	43%	12,547	11,345	12,198	117%
Total accruing loans 30-89 days past due	$34,117	$20,452	67%	$19,673	$12,629	$15,312	123%
	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Potential Problem Loans
Asset-based lending & equipment finance(a)	$17,698	$19,266	(8)%	$19,813	$19,057	$17,697	—%
Commercial and industrial	118,851	89,290	33%	84,832	93,450	122,562	(3)%
Commercial real estate—owner occupied	34,422	28,287	22%	38,628	24,005	26,723	29%
Commercial and business lending	170,971	136,843	25%	143,273	136,513	166,981	2%
Commercial real estate—investor	92,535	117,982	(22)%	132,635	130,792	106,138	(13)%
Real estate construction	970	—	N/M	82	200	21,408	(95)%
Commercial real estate lending	93,505	117,982	(21)%	132,717	130,992	127,546	(27)%
Total commercial	264,476	254,825	4%	275,990	267,505	294,527	(10)%
Residential mortgage	1,978	2,845	(30)%	3,297	3,032	2,214	(11)%
Home equity	197	185	6%	188	156	165	19%
Total consumer	2,175	3,030	(28)%	3,486	3,188	2,379	(9)%
Total potential problem loans	$266,651	$257,855	3%	$279,475	$270,693	$296,905	(10)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Periods prior to Mar 31, 2022 do not include equipment finance.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Asset-based lending (ABL) & equipment finance (d)	$421,540	$5,901	5.56%	$317,857	$4,027	5.03%	$125,507	$971	3.07%
Commercial and business lending (excl ABL and equipment finance)	10,108,444	141,283	5.55%	9,874,606	106,188	4.27%	8,830,871	58,456	2.57%
Commercial real estate lending	7,062,405	105,479	5.93%	6,768,054	78,887	4.62%	6,134,049	45,040	2.91%
Total commercial	17,592,389	252,663	5.70%	16,960,517	189,101	4.42%	15,090,427	104,468	2.75%
Residential mortgage	8,443,661	68,069	3.22%	8,223,531	64,069	3.12%	7,751,337	54,952	2.84%
Auto finance	1,244,436	12,911	4.12%	969,918	9,170	3.75%	53,120	587	4.39%
Other retail	914,848	16,366	7.13%	901,738	13,868	6.13%	900,369	11,188	4.95%
Total loans	28,195,334	350,009	4.93%	27,055,703	276,209	4.06%	23,795,253	171,195	2.86%
Investment securities
Taxable	4,336,132	21,435	1.98%	4,328,586	19,221	1.78%	4,053,781	13,317	1.31%
Tax-exempt(a)	2,428,751	21,000	3.46%	2,435,957	20,838	3.42%	2,257,106	19,617	3.48%
Other short-term investments	408,091	3,779	3.68%	378,528	3,284	3.45%	1,592,840	2,031	0.51%
Investments and other	7,172,975	46,213	2.57%	7,143,071	43,342	2.42%	7,903,726	34,965	1.77%
Total earning assets	35,368,309	$396,222	4.46%	34,198,774	$319,551	3.72%	31,698,979	$206,160	2.59%
Other assets, net	3,017,127			3,073,005			3,317,180
Total assets	$38,385,436			$37,271,779			$35,016,159
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,660,696	$3,607	0.31%	$4,735,285	$516	0.04%	$4,367,233	$369	0.03%
Interest-bearing demand	6,831,213	20,861	1.21%	6,587,404	10,306	0.62%	6,506,438	1,015	0.06%
Money market	7,382,793	23,728	1.28%	7,328,165	9,474	0.51%	6,892,803	927	0.05%
Network transaction deposits	901,168	8,261	3.64%	873,168	4,716	2.14%	838,255	239	0.11%
Time deposits	1,463,204	4,262	1.16%	1,230,859	989	0.32%	1,381,092	1,127	0.32%
Total interest-bearing deposits	21,239,073	60,719	1.13%	20,754,882	26,000	0.50%	19,985,821	3,677	0.07%
Federal funds purchased and securities sold under agreements to repurchase	424,352	2,280	2.13%	380,674	756	0.79%	293,948	40	0.05%
Commercial Paper	12,927	—	0.01%	18,308	1	0.01%	44,250	2	0.01%
FHLB advances	3,790,101	36,824	3.85%	3,283,328	20,792	2.51%	1,621,097	8,514	2.08%
Long-term funding	248,645	2,470	3.97%	249,838	2,722	4.36%	249,223	2,730	4.38%
Total short and long-term funding	4,476,025	41,575	3.69%	3,932,149	24,270	2.45%	2,208,518	11,286	2.03%
Total interest-bearing liabilities	25,715,098	$102,294	1.58%	24,687,031	$50,270	0.81%	22,194,339	$14,963	0.27%
Noninterest-bearing demand deposits	8,088,435			8,119,475			8,416,525
Other liabilities	590,223			480,672			401,433
Stockholders’ equity	3,991,679			3,984,602			4,003,863
Total liabilities and stockholders’ equity	$38,385,436			$37,271,779			$35,016,159
Interest rate spread			2.88%			2.91%			2.32%
Net free funds			0.43%			0.22%			0.08%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$293,929	3.31%		$269,281	3.13%		$191,197	2.40%
Fully tax-equivalent adjustment		4,939			4,843			4,434
Net interest income		$288,989			$264,439			$186,763
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d)Periods prior to March 31, 2022 do not include equipment finance.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Year Ended December 31,
	2022			2021
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Asset-based lending (ABL) & equipment finance (d)	$297,308	$13,559	4.56%	$120,903	$3,704	3.06%
Commercial and business lending (excl ABL and equipment finance)	9,554,995	370,597	3.88%	8,983,580	246,381	2.73%
Commercial real estate lending	6,595,635	281,485	4.27%	6,156,214	178,354	2.90%
Total commercial	16,447,938	665,640	4.05%	15,260,697	428,439	2.81%
Residential mortgage	8,052,277	245,975	3.05%	7,847,564	221,099	2.82%
Auto finance	805,179	30,749	3.82%	19,815	871	4.39%
Other retail	894,948	52,266	5.84%	929,905	44,852	4.82%
Total loans	26,200,341	994,630	3.80%	24,057,980	695,260	2.89%
Investment securities
Taxable	4,362,394	75,444	1.73%	3,369,612	37,916	1.13%
Tax-exempt (a)	2,419,262	82,771	3.42%	2,036,030	73,975	3.63%
Other short-term investments	570,887	11,475	2.01%	1,644,995	7,833	0.48%
Investments and other	7,352,542	169,690	2.31%	7,050,637	119,724	1.70%
Total earning assets	33,552,884	$1,164,320	3.47%	31,108,616	$814,984	2.62%
Other assets, net	3,105,049			3,355,640
Total assets	$36,657,932			$34,464,257
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,652,774	$5,033	0.11%	$4,138,732	$1,435	0.03%
Interest-bearing demand	6,638,592	35,169	0.53%	6,113,660	4,610	0.08%
Money market	7,164,518	36,370	0.51%	6,940,513	4,028	0.06%
Network transaction deposits	821,804	14,721	1.79%	929,544	1,120	0.12%
Time deposits	1,315,793	7,016	0.53%	1,495,060	7,429	0.50%
Total interest-bearing deposits	20,593,482	98,309	0.48%	19,617,508	18,622	0.09%
Federal funds purchased and securities sold under agreements to repurchase	388,701	3,480	0.90%	207,132	143	0.07%
Commercial Paper	20,540	2	0.01%	49,546	22	0.04%
FHLB advances	2,784,403	75,487	2.71%	1,623,508	36,493	2.25%
Long-term funding	249,478	10,653	4.27%	407,912	17,053	4.18%
Total short and long-term funding	3,443,123	89,621	2.60%	2,288,098	53,712	2.35%
Total interest-bearing liabilities	24,036,605	$187,931	0.78%	21,905,605	$72,334	0.33%
Noninterest-bearing demand deposits	8,163,703			8,075,906
Other liabilities	482,538			403,296
Stockholders’ equity	3,975,086			4,079,449
Total liabilities and stockholders’ equity	$36,657,932			$34,464,257
Interest rate spread			2.69%			2.29%
Net free funds			0.22%			0.10%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$976,389	2.91%		$742,650	2.39%
Fully tax-equivalent adjustment		19,068			16,796
Net interest income		$957,321			$725,855
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d)Periods prior to March 31, 2022 do not include equipment finance.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Asset-based lending & equipment finance(a)	$458,887	$380,830	20%	$263,044	$231,040	$178,027	158%
Commercial and industrial	9,300,567	9,191,094	1%	8,993,640	8,120,375	8,274,358	12%
Commercial real estate—owner occupied	991,722	999,786	(1)%	928,152	973,572	971,326	2%
Commercial and business lending	10,751,176	10,571,711	2%	10,184,836	9,324,986	9,423,711	14%
Commercial real estate—investor	5,080,344	5,064,289	—%	4,790,241	4,469,241	4,384,569	16%
Real estate construction	2,155,222	1,835,159	17%	1,775,648	1,760,076	1,808,976	19%
Commercial real estate lending	7,235,565	6,899,449	5%	6,565,889	6,229,317	6,193,545	17%
Total commercial	17,986,742	17,471,159	3%	16,750,726	15,554,303	15,617,256	15%
Residential mortgage	8,511,550	8,314,902	2%	8,002,943	7,609,343	7,567,310	12%
Auto finance	1,382,073	1,117,136	24%	847,969	497,523	143,045	N/M
Home equity	624,353	612,608	2%	592,843	580,867	595,615	5%
Other consumer	294,851	301,475	(2)%	300,217	289,889	301,723	(2)%
Total consumer	10,812,828	10,346,121	5%	9,743,972	8,977,622	8,607,693	26%
Total loans	$28,799,569	$27,817,280	4%	$26,494,698	$24,531,926	$24,224,949	19%
Period end deposit and customer funding composition	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Noninterest-bearing demand	$7,760,811	$8,224,579	(6)%	$8,085,702	$8,315,699	$8,504,077	(9)%
Savings	4,604,848	4,708,720	(2)%	4,708,156	4,661,232	4,410,198	4%
Interest-bearing demand	7,100,727	7,122,218	—%	6,789,722	6,616,767	7,019,782	1%
Money market	8,239,610	7,909,232	4%	7,769,415	7,522,797	7,185,111	15%
Brokered CDs	541,916	—	N/M	2,121	—	—	N/M
Other time deposits	1,388,242	1,233,833	13%	1,221,460	1,288,913	1,347,262	3%
Total deposits	29,636,154	29,198,581	1%	28,576,577	28,405,409	28,466,430	4%
Other customer funding(b)	261,767	283,856	(8)%	296,440	299,301	354,142	(26)%
Total deposits and other customer funding	$29,897,921	$29,482,437	1%	$28,873,017	$28,704,710	$28,820,572	4%
Network transaction deposits(c)	$979,003	$864,086	13%	$891,902	$762,680	$766,965	28%
Net deposits and other customer funding(d)	$28,377,001	$28,618,351	(1)%	$27,978,993	$27,942,029	$28,053,607	1%
Quarter average loan composition	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Asset-based lending & equipment finance(a)	$421,540	$317,857	33%	$244,369	$202,836	$125,507	N/M
Commercial and industrial	9,106,639	8,904,113	2%	8,407,441	7,885,953	7,931,335	15%
Commercial real estate—owner occupied	1,001,805	970,493	3%	952,802	973,496	899,536	11%
Commercial and business lending	10,529,984	10,192,463	3%	9,604,612	9,062,286	8,956,378	18%
Commercial real estate—investor	5,048,419	4,891,530	3%	4,570,300	4,439,051	4,304,579	17%
Real estate construction	2,013,986	1,876,524	7%	1,793,095	1,738,011	1,829,470	10%
Commercial real estate lending	7,062,405	6,768,054	4%	6,363,395	6,177,062	6,134,049	15%
Total commercial	17,592,389	16,960,517	4%	15,968,007	15,239,348	15,090,427	17%
Residential mortgage	8,443,661	8,223,531	3%	7,860,220	7,671,329	7,751,337	9%
Auto finance	1,244,436	969,918	28%	689,027	305,202	53,120	N/M
Home equity	619,044	601,821	3%	586,072	588,281	600,963	3%
Other consumer	295,804	299,917	(1)%	294,837	293,578	299,406	(1)%
Total consumer	10,602,945	10,095,186	5%	9,430,156	8,858,390	8,704,826	22%
Total loans(e)	$28,195,334	$27,055,703	4%	$25,398,163	$24,097,738	$23,795,253	18%
Quarter average deposit composition	Dec 31, 2022	Sep 30, 2022	Seql Qtr % Change	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Comp Qtr % Change
Noninterest-bearing demand	$8,088,435	$8,119,475	—%	$8,133,492	$8,316,399	$8,416,525	(4)%
Savings	4,660,696	4,735,285	(2)%	4,682,783	4,529,991	4,367,233	7%
Interest-bearing demand	6,831,213	6,587,404	4%	6,413,077	6,722,038	6,506,438	5%
Money market	7,382,793	7,328,165	1%	6,910,505	7,030,945	6,892,803	7%
Network transaction deposits	901,168	873,168	3%	775,593	734,895	838,255	8%
Brokered CDs	190,406	734	N/M	978	—	—	N/M
Other time deposits	1,272,797	1,230,126	3%	1,254,314	1,313,101	1,381,092	(8)%
Total deposits	$29,327,509	$28,874,357	2%	$28,170,742	$28,647,369	$28,402,345	3%
Other customer funding(b)	$306,122	$326,324	(6)%	$315,639	$319,982	$337,916	(9)%
Total deposits and other customer funding	$29,633,631	$29,200,680	1%	$28,486,381	$28,967,352	$28,740,261	3%
Net deposits and other customer funding(d)	$28,542,056	$28,326,779	1%	$27,709,810	$28,232,457	$27,902,006	2%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Periods prior to Mar 31, 2022 do not include equipment finance.
(b) Includes repurchase agreements and commercial paper.
(c) Included above in interest-bearing demand and money market.
(d) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits
(e) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Dec 2022	Dec 2021	4Q22	3Q22	2Q22	1Q22	4Q21
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets			6.97%	7.06%	7.23%	7.68%	7.86%
Return on average equity	9.21%	8.60%	10.81%	9.59%	8.85%	7.55%	7.62%
Return on average tangible common equity	13.77%	12.99%	16.15%	14.32%	13.29%	11.26%	11.34%
Return on average common equity Tier 1	12.23%	12.08%	14.04%	12.69%	11.77%	10.27%	10.50%
Return on average tangible assets	1.05%	1.07%	1.18%	1.08%	1.03%	0.90%	0.92%
Average stockholders' equity / average assets	10.84%	11.84%	10.40%	10.69%	11.02%	11.33%	11.43%
Tangible common equity reconciliation(a)
Common equity			$3,821	$3,760	$3,766	$3,755	$3,832
Goodwill and other intangible assets, net			(1,154)	(1,156)	(1,159)	(1,161)	(1,163)
Tangible common equity			$2,667	$2,603	$2,608	$2,594	$2,669
Tangible assets reconciliation(a)
Total assets			$39,406	$38,050	$37,236	$34,956	$35,104
Goodwill and other intangible assets, net			(1,154)	(1,156)	(1,159)	(1,161)	(1,163)
Tangible assets			$38,251	$36,893	$36,077	$33,795	$33,941
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,782	$3,789	$3,798	$3,791	$3,744	$3,794	$3,811
Goodwill and other intangible assets, net	(1,159)	(1,169)	(1,155)	(1,158)	(1,160)	(1,162)	(1,164)
Tangible common equity	2,623	2,621	2,642	2,634	2,584	2,631	2,646
Modified CECL transitional amount	67	102	67	67	67	67	91
Accumulated other comprehensive loss	174	1	254	190	170	80	19
Deferred tax assets, net	34	40	29	30	39	39	40
Average common equity tier 1	$2,899	$2,764	$2,993	$2,921	$2,860	$2,818	$2,795
Average tangible assets reconciliation(a)
Total assets	$36,658	$34,464	$38,385	$37,272	$35,733	$35,200	$35,016
Goodwill and other intangible assets, net	(1,159)	(1,169)	(1,155)	(1,158)	(1,160)	(1,162)	(1,164)
Tangible assets	$35,499	$33,296	$37,230	$36,114	$34,573	$34,038	$33,852
Adjusted net income reconciliation(b)
Net income	$366	$351	$109	$96	$87	$74	$77
Other intangible amortization, net of tax	7	7	2	2	2	2	2
Adjusted net income	$373	$358	$110	$98	$88	$76	$79
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$355	$334	$106	$93	$84	$71	$74
Other intangible amortization, net of tax	7	7	2	2	2	2	2
Adjusted net income available to common equity	$361	$341	$108	$95	$86	$73	$76
Selected trend information(d)
Wealth management fees	$84	$90	$20	$20	$21	$22	$23
Service charges and deposit account fees	62	64	14	15	17	17	17
Card-based fees	44	43	11	11	11	10	11
Other fee-based revenue	16	17	3	4	4	4	4
Fee-based revenue	206	214	49	51	54	53	55
Other	76	118	13	20	22	22	26
Total noninterest income	$282	$332	$62	$71	$75	$74	$82
Pre-tax pre-provision income(e)
Income before income taxes	$460	$436	$134	$122	$110	$93	$92
Provision for credit losses	33	(88)	20	17	—	(4)	(6)
Pre-tax pre-provision income	$493	$348	$154	$139	$110	$89	$86
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio	60.36%	66.33%	55.47%	60.32%	61.53%	65.71%	67.36%
Fully tax-equivalent adjustment	(0.92)%	(1.04)%	(0.77)%	(0.87)%	(0.98)%	(1.13)%	(1.10)%
Other intangible amortization	(0.71)%	(0.84)%	(0.62)%	(0.67)%	(0.76)%	(0.84)%	(0.82)%
Fully tax-equivalent efficiency ratio	58.74%	64.47%	54.08%	58.79%	59.80%	63.76%	65.46%
Provision for unfunded commitments adjustment	0.08%	0.74%	0.28%	(0.90)%	0.67%	0.37%	0.55%
Asset gains (losses), net adjustment	0.06%	0.67%	(0.08)%	—%	0.34%	0.05%	0.24%
Acquisitions, branch sales, and initiatives	(0.14)%	(0.53)%	—%	(0.53)%	—%	—%	(1.43)%
Adjusted efficiency ratio	58.75%	65.36%	54.28%	57.36%	60.82%	64.18%	64.82%
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(f)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, asset gains (losses), net, and gain on sale of branches, net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and announced initiatives.